Exhibit 99.1

Chindex Signs Amended Merger Agreement with TPG and Fosun Pharma
-- Increases Consideration from $19.50 to $24.00 per Share in Cash and Implied Equity Value from $369 Million to $461 Million

Financial Bidder Declined to Bid Further

BEIJING and BETHESDA, Md., April 21, 2014 /PRNewswire/ -- Chindex International, Inc. (NASDAQ: CHDX) (“Chindex” or the “Company”), an American healthcare company providing services in China through the operations of United Family Healthcare, a network of private primary care hospitals and affiliated ambulatory clinics, announced that it has entered into an amended and restated merger agreement (the “Amended Agreement”) relating to the merger (the “Merger”) among the Company, the existing buyer consortium (the “Buyer Consortium”) comprised of an affiliate of TPG (together with its affiliates, “TPG”), Fosun Industrial Co., Limited (“Fosun”), which is an affiliate of Shanghai Fosun Pharmaceutical (Group) Co., Ltd. (“Fosun Pharma”), and Ms. Roberta Lipson, the CEO of the Company, and a merger subsidiary of the Buyer Consortium providing for an increase in the merger consideration from $19.50 per share in cash to $24.00 per share in cash.

Among other changes under the Amended Agreement and related agreements, the approval by the stockholders of Fosun Pharma will not be a condition to effect the Merger. Fosun will roll over its equity and Fosun Pharma will seek approval of its stockholders for Fosun’s cash contribution to the Buyer Consortium, but in the absence of such stockholder approval the Buyer Consortium will remain funded for the Merger by TPG.

Kenneth A. Nilsson, the Chairman of the Board and the Chairman of the Transaction Committee of Chindex, said, “The disciplined and independent process followed by the Transaction Committee and its advisors has borne fruit in achieving optimal results for our unaffiliated stockholders. We are delighted to see that the preservation of a level playing field for interested parties generated a bidding process that maximized the outcome for our unaffiliated stockholders, including a significant reduction of conditionality to the Merger.”

Following the unanimous recommendation of the Transaction Committee of independent and disinterested directors established by the Company’s Board of Directors (the “Board”), the Board unanimously approved the Amended Agreement.  In making its recommendation, the Transaction Committee considered a number of factors and consulted with its independent financial advisor and outside legal counsel.  The Transaction Committee and the Board determined that the Amended Agreement is more favorable to the unaffiliated stockholders of the Company from a financial point of view than the previously announced offer for $23.00 per share submitted by a financial bidder, which declined to bid further.

The consummation of the Merger is subject to certain conditions, including, among others, the adoption of the Amended Agreement by Chindex stockholders, the adoption of the Amended Agreement by a majority of Chindex disinterested stockholders, the regulatory approval under Chinese antitrust laws, and other customary closing conditions. A special meeting of the Company’s stockholders will be held following the filing of a definitive proxy statement with the U.S. Securities and Exchange Commission and subsequent mailing of the proxy statement to stockholders.

The Merger will be financed through cash contributed by TPG, a combination of cash and equity contributed by Fosun (in the case of cash contribution by Fosun, subject to the approval of Fosun Pharma’s stockholders, absent which TPG will fund all required cash) and equity contributed by Ms. Roberta Lipson. The Merger is not subject to a financing condition. Assuming the satisfaction of conditions specified in the Amended Agreement, the Company expects the Merger to close in the second half of 2014.

Morgan Stanley & Co. LLC is serving as financial advisor, Hughes Hubbard & Reed LLP is serving as lead legal advisor, and Potter Anderson & Corroon LLP is serving as Delaware counsel to the Transaction Committee in connection with the transaction. Goldman, Sachs & Co. is serving as financial advisor, Cleary Gottlieb Steen & Hamilton LLP is serving as lead legal advisor, and Fangda Partners is serving as PRC counsel to TPG. Baker & McKenzie LLP is serving as Fosun’s legal advisor. Skadden, Arps, Slate, Meagher & Flom LLP is serving as lead legal advisor to Ms. Lipson and certain other senior management.

About Chindex

Chindex is an American health care company providing health care services in China through the operations of United Family Healthcare, a network of private primary care hospitals and affiliated ambulatory clinics. United Family Healthcare currently operates in Beijing, Shanghai, Tianjin and Guangzhou. The Company also provides medical capital equipment and products through Chindex Medical Ltd., a joint venture company with manufacturing and distribution businesses serving both domestic China and export markets. With more than thirty years of experience, the Company’s strategy is to continue its growth as a leading integrated health care provider in the Greater China region. Further Company information may be found at the Company’s website at http://www.chindex.com.

About TPG

TPG is a leading global private investment firm founded in 1992 with $59 billion of assets under management and offices in San Francisco, Fort Worth, Austin, Beijing, Chongqing, Hong Kong, London, Luxembourg, Melbourne, Moscow, Mumbai, New York, Paris, Sao Paulo, Shanghai, Singapore and Tokyo. TPG has extensive experience with global public and private investments executed through leveraged buyouts, recapitalizations, spinouts, growth investments, joint ventures and restructurings. The firm’s investments span a variety of industries including financial services, travel and entertainment, technology, energy, industrials, retail, consumer, real estate, media and communications, and healthcare. TPG’s past and present investments in China include China Grand Auto , China International Capital Corporation, Daphne, HCP Holdings, Lenovo, Li Ning, Phoenix Satellite Television, Shenzhen Development Bank (currently Ping An Bank), UniTrust, Wumart and Xinyuan Real Estate. For more information, please visit www.tpg.com.

About Fosun Industrial

Fosun Industrial, a wholly-owned subsidiary of Shanghai Fosun Pharmaceutical (Group) Co., Ltd, was established in 2004 and registered in Hong Kong. Mr. CHEN Qiyu is the Chairman of the company.  Fosun Industrial is principally engaged in foreign investment, the sales and consultation service of Chinese and Western medicine, diagnostic reagent and pharmaceutical equipment and related import and export business.

Shanghai Fosun Pharmaceutical (Group) Co., Ltd. holds 100% equity interest in Fosun Industrial. Fosun Pharma (stock code: 600196-SH ,02196-HK)  is a leading healthcare company in China established in 1994 and listed on the Shanghai Stock Exchange and main board of The Stock Exchange of Hong Kong in August 1998 and October 2012, respectively. It is engaged in various businesses including pharmaceutical manufacturing, distribution and retail, healthcare services and diagnostic products and medical devices. Please visit www.fosunpharma.com for further information.

Additional Information

The Company intends to file with the SEC a preliminary and definitive proxy statement and intends to furnish or file other materials with the SEC in connection with the proposed transaction. The definitive proxy statement will be sent or given to the stockholders of the Company and will contain important information about the Company, the proposed transaction and related matters.  STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THOSE OTHER MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY ARE AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE MERGER. The proxy statement and other relevant materials (when they become available), and any other documents filed by Chindex with the SEC, may be obtained, without charge, from the SEC’s website (www.sec.gov) or, without charge, from Chindex by mail or online from the Chindex website at the Investor Relations section of www.chindex.com.

Participants in the Solicitation

Chindex and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Chindex stockholders with respect to the proposed merger.  Information regarding any interests that the executive officers and directors of Chindex may have in the transaction described herein will be set forth in the preliminary and definitive proxy statements described above to be filed with the SEC.  Additional information regarding these executive officers and directors is included in Chindex’s proxy statement for its 2013 Annual Meeting of Stockholders, which was filed with the SEC on April 22, 2013.

Safe Harbor Statement

Statements made in this press release relating to plans, strategies, objectives, economic performance and trends and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, statements relating to the completion of the proposed transaction. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, (1) the Company may be unable to obtain stockholder approval as required for the transaction; (2) conditions to the closing of the transaction may not be satisfied; (3) the transaction may involve unexpected costs, liabilities or delays; (4) the business of the Company may suffer as a result of uncertainty surrounding the transaction; (5) the outcome of any legal proceedings related to the transaction; (6) the Company may be adversely affected by other economic, business, and/or competitive factors; (7) the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement; (8) the ability to recognize benefits of the transaction; (9) risks that the transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction; and (10) other risks to consummation of the transaction, including the risk that the transaction will not be consummated within the expected time period or at all.  Additional factors that may affect the future results of the Company are set forth under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, updates and additions to those “Risk Factors” in the Company’s interim reports on Forms 10-Q, Forms 8-K and in other documents filed by us with the SEC from time to time. Forward-looking statements may be identified by terms such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “forecasts,” “potential,” or “continue” or similar terms or the negative of these terms. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

For more information, please contact:

Chindex International Inc.

ICR, LLC
William Zima
In U.S.: +1 646-328-2510
In China: +86 (10) 6583-7511
Email: william.zima@icrinc.com

TPG

Brunswick Group Limited

Siobhan Zheng
Email: tpgcoreasia@brunswickgroup.com
Tel: +852 9131-5202

Christina Pantin
Email: tpgcoreasia@brunswickgroup.com
Tel: +852 9166-3697

Shanghai Fosun Pharmaceutical (Group) Co., Ltd

Angel Yi
Email: yijy@fosunpharma.com
Tel: +86 21 23138089
Mobile: +86 13817029841

SOURCE Chindex International, Inc.

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